Exhibit 10.1

To:	The Obligors (as defined in the Agreement)

From:	BNP Paribas as Agent and Security Trustee

Date:	July 2010
Dear Sirs
RE: A $225,000,000 SECURED REVOLVING LOAN AND LETTER OF CREDIT FACILITY AGREEMENT dated 30 October 2006 and made between, among others, ENDEAVOUR INTERNATIONAL CORPORATION (the “Company”); BNP PARIBAS (in various capacities including as Agent and Security Trustee); and BANK OF SCOTLAND PLC (previously THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND) (in various capacities), as amended from time to time (the “Agreement”).
1.	INTRODUCTION

We refer to the Agreement. Terms defined in the Agreement (whether expressly or by incorporation) have the same meaning in this letter unless given a different meaning in this letter.

2.	CONSENTS

We confirm that, as of the date of this letter, the Majority Lenders have consented to:

2.1	the amendment of Clause 24.3 (Current Ratio) of the Agreement, in the case only of the Measurement Period ending on 30 June 2010, to require the Company to ensure that the Current Ratio on the last day of the Measurement Period ending on 30 June 2010 is greater than 0.6:1;

2.2	the amendment of Clause 24.4 (Gearing) of the Agreement, in the case only of the Measurement Period ending on 30 June 2010, to require the Company to ensure that the ratio of (1) Consolidated Total Net Borrowings to (2) Consolidated EBITDA on the last day of the Measurement Period ending on 30 June 2010, is less than or equal to 4.5:1;

2.3	the inclusion of a new Event of Default in the Agreement by:
2.3.1	the insertion as a new Clause 25.24 (Refinancing) in the Agreement as follows:

“25.24	Refinancing
The Company does not:
25.24.1	prepay all outstanding Utilisations (together with all accrued interest and all other amounts which are payable under the Finance Documents) in accordance with the terms of this Agreement; and

25.24.2	cancel the Facility in its entirety in accordance with the terms of this Agreement, in each case, on or before 30 September 2010.”

2.3.2	the insertion of the following in Clause 25.1 (General) of the Agreement after “(inclusive)”:

“and Clause 25.24 (Refinancing)”.
3.	MISCELLANEOUS

3.1	Save as expressly provided in this letter, no provision of any Finance Document is waived, amended or otherwise modified and the waivers and amendments contemplated in this letter shall be without prejudice to the rights and remedies of the Finance Parties with respect to any other matters.

3.2	This letter is a Finance Document.

3.3	This letter may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

3.4	This letter, and any non-contractual obligations arising out of or connection with this letter, shall be governed by and construed in accordance with, English law.

3.5	Please confirm your acceptance of the terms of this letter by counter-signing this letter or a copy of it.

Yours faithfully

Authorised signatory for

BNP PARIBAS (as Agent and Security Trustee)

We agree to the terms of this letter:

J. Michael Kirksey
Authorised signatory for

ENDEAVOUR INTERNATIONAL CORPORTATION

J. Michael Kirksey
Authorised signatory for

ENDEAVOUR OPERATING CORPORATION

J. Michael Kirksey
Authorised signatory for

ENDEAVOUR ENERGY NEW VENTURES INC.

J. Michael Kirksey
Authorised signatory for

END MANAGEMENT COMPANY

J. Michael Kirksey
Authorised signatory for

ENDEAVOUR INTERNATIONAL HOLDING B.V.

J. Michael Kirksey
Authorised signatory for

ENDEAVOUR ENERGY NETHERLANDS B.V.

J. Michael Kirksey
Authorised signatory for

ENDEAVOUR ENERGY UK LIMITED

J. Michael Kirksey
Authorised signatory for

ENDEAVOUR NORTH SEA LIMITED

J. Michael Kirksey
Authorised signatory for

ENDEAVOUR ENERGY NORTH SEA LLC

J. Michael Kirksey
Authorised signatory for

ENDEAVOUR ENERGY NORTH SEA LP

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